UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2014
__________________
SCIO DIAMOND TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)
__________________

Nevada	000-54529	45-3849662
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 University Ridge Suite D Greenville, SC		29601
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (864) 751-4880

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 29, 2014 the Board of Directors (the “Board”) of Scio Diamond Technology Corporation (the “Company”) appointed Jonathan M. Pfohl, 48, as the Chief Financial Officer of the Company. Mr. Pfohl was appointed as the Company’s Chief Financial Officer on March 4, 2013, was terminated on June 11, 2014, and returned to the Company on June 25, 2014 as Acting Chief Financial Officer. Mr. Pfohl served as Interim Chief Financial Officer of the Company from January 16, 2013 to March 4, 2013 and before that served since December 19, 2012 as an independent contractor providing accounting, finance and related services to the Company through his consulting company Rose Creek Associates LLC. Mr. Pfohl has more than 25 years of financial and management experience. Before joining the Company, he served as CEO of Wireless Express LLC, one of Sprint’s largest independent distribution partners, from December 2009 to October 2013. Prior to Wireless Express, Mr. Pfohl was CFO of Main Street Broadband LLC, a privately held wireless broadband service provider, from June 2009 to December 2009; CFO of Movida Cellular LLC, a mobile virtual network provider; and a Vice President with AirGate PCS, Inc., a provider of wireless personal communications services. Mr. Pfohl has a BS-Management and an MBA-Finance from the University of Buffalo.
There were no arrangements or understandings pursuant to which Mr. Pfohl was appointed as Chief Financial Officer. There are no arrangements or understandings between Mr. Pfohl and any other persons pursuant to which Mr. Pfohl was selected as an officer, no family relationships between Mr. Pfohl and any directors or executive officers of the Company, and no transactions to which the Company was or is a participant in which Mr. Pfohl or any related person has or had a direct or indirect material interest required to be reported pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 29, 2014 the Company held its annual meeting of stockholders (the “2014 Annual Meeting”). At the 2014 Annual Meeting, the stockholders of the Company approved the amendment and restatement of the Company’s bylaws as described in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 6, 2014.
The foregoing summary of the Company’s Second Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 hereto.

Item 5.07. Submission of Matters for a Vote of Security Holders
Set forth below are the matters the Company’s stockholders voted on at the 2014 Annual Meeting and the final voting results.
Proposal No. 1: Election of Directors. All seven nominees for director were elected to serve for a one-year term and to serve until the next annual meeting in which their successors are elected, or, if earlier, until their retirement, resignation or removal. The results of the election were as follows:
Name of Director	For	Withheld	Broker Non-Votes
James A. Korn	10,376,127	542,464	6,666,717
Karl V. Leaverton	10,833,522	85,069	6,666,717
Bruce M. Likly	10,556,127	362,464	6,666,717
Gerald A. McGuire	9,560,922	1,357,669	6,666,717
Bernard M. McPheely	10,865,905	52,686	6,666,717
Lewis T. Smoak	10,853,522	65,069	6,666,717
Benjamin Wolkowitz	10,863,522	55,069	6,666,717
Proposal No. 2: Amendment and Restatement of Bylaws. The stockholders approved the amendment and restatement of the Company’s bylaws, as described in Item 5.03 above. The results of the vote were as follows:
For	Against	Abstain	Broker Non-Votes
10,865,503	51,163	789,126	6,666,717
Proposal No. 3: Advisory Vote on Executive Compensation. The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Commission. The results of the non-binding, advisory vote were as follows:
For	Against	Abstain	Broker Non-Votes
10,044,947	84,581	789,126	6,666,717
Proposal No. 4: Advisory Vote on Frequency of Executive Compensation Vote. The stockholders recommended, on a non-binding, advisory basis, that the Company hold future non-binding, advisory votes on executive compensation every year. The results of the advisory vote were as follows:
Every Year	Every Other Year	Every Three Years	Abstain	Broker Non-Votes
9,241,683	1,622,383	12,925	1,600	6,666,717
The Board has considered these results and determined that the Company should hold a non-binding, advisory vote on the frequency of advisory votes on executive compensation every year until the next required advisory vote on the frequency of advisory votes on executive compensation.
Proposal No. 5: Ratification of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2015. The vote on the ratification was as follows:
For	Against	Abstain
10,874,355	40,636	3,600

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws, effective October 29, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
SCIO DIAMOND TECHNOLOGY CORPORATION
(Registrant)

Date: November 3, 2014	By:	/s/ Gerald McGuire
Gerald McGuire
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws, effective October 29, 2014